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                                                                   EXHIBIT 10.11

THIS DOCUMENT WAS PREPARED
BY AND WHEN RECORDED, RETURN
BY MAIL TO:

BLANK ROME LLP
405 Lexington Avenue
New York, New York 10174
Attention: Natalie Pishanidar, Esq.

                    MORTGAGE, ASSIGNMENT OF LEASES AND RENTS,
                      SECURITY AGREEMENT AND FIXTURE FILING

     MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING dated March 5, 2003, (together with any amendments or modifications hereto in effect from time to time, the "Mortgage"), between WINCUP HOLDINGS, INC., having an address c/o Radnor Holdings Corporation, Three Radnor Corporate Center, Suite 300, 100 Matsonford Road, Radnor, Pennsylvania 19087 ("Mortgagor") and PNC BANK, NATIONAL ASSOCIATION, a national banking association, having an address at 1600 Market Street, P2-P0270-31-2, Philadelphia, Pennsylvania 19103, Attn, Janeann Fehrle, as agent (hereinafter, "Mortgagee") for itself and each of the other financial institutions (hereinafter, collectively, the "Lenders") which are and which become parties to that certain Fourth Amended and Restated Revolving Credit and Security Agreement (as same has been and may be amended, modified, renewed, extended, replaced or substituted from time to time the "Loan Agreement" dated as of December 26, 2001 among Mortgagor, Radnor Chemical Corporation, StyroChem U.S., Ltd., Radnor Holdings Corporation, Radnor Delaware II, Inc., StyroChem Delaware, Inc., WinCup Texas, Ltd., StyroChem GP, L.L.C., StyroChem LP, L.L.C. WinCup GP, L.L.C., WinCup LP, L.L.C., as borrowers, and Mortgagee, as agent and the Lenders.

                                   WITNESSETH:

     WHEREAS, the Lenders have made available certain credit facilities to Mortgagor and the other Borrowers (as defined in the Loan Agreement); and

     WHEREAS, Mortgagor is the owner of fee simple title to certain tract of land located in the City of West Chicago, County of DuPage, State of Illinois, as more particularly described in Schedule "A" attached hereto and made a part hereof (the "Real Estate"); and

     WHEREAS, to induce Mortgagee and Lenders to make available and maintain the credit facilities and to secure payment of the Obligations (as defined in the Loan Agreement), Mortgagor has agreed to execute and deliver this Mortgage.

                                GRANTING CLAUSES

     NOW, THEREFORE, to secure to Mortgagee (i) the repayment of all Obligations and all sums due under this Mortgage; (ii) the performance of all terms, conditions and covenants set forth in the Loan Agreement and the Other Documents; and (iii) all other obligations or indebtedness of Mortgagor or the Borrowers to Mortgagee or Lenders of whatever kind or character and whenever borrowed or incurred under the Loan Agreement or the Other Documents, including without limitation, principal, interest (as the same may vary in accordance with the terms of the Loan Agreement), fees, late charges

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and expenses, including attorneys' fees (subsections (i), (ii) and (iii)
collectively, the "Liabilities"), Mortgagor has warranted, mortgaged, granted, conveyed, assigned, remised and released and by these presents DOES HEREBY WARRANT, MORTGAGE, GRANT, CONVEY, ASSIGN, REMISE AND RELEASE TO MORTGAGEE, ITS SUCCESSORS AND ASSIGNS FOREVER, AND HEREBY GRANTS A CONTINUING SECURITY INTEREST TO MORTGAGEE IN all of Mortgagor's right, title and interest now owned or hereafter acquired in and to each of the following (collectively, the "Property"):

     (A) The Real Estate;

     (B) Any and all buildings and improvements now or hereafter erected on, under or over the Real Estate (the "Improvements");

     (C) Any and all fixtures, machinery, equipment and other articles of real, personal or mixed property, belonging to Mortgagor, at any time now or hereafter installed in, attached to or situated in or upon the Real Estate, or the Improvements, or used or intended to be used in connection with the Real Estate, or in the operation of the Improvements, plant, business or dwelling situate thereon, whether or not such real, personal or mixed property is or shall be affixed thereto, and all replacements, substitutions and proceeds of the foregoing (all of the foregoing herein called the "Service Equipment"), including without limitation: (i) all appliances, furniture and furnishings; all articles of interior decoration, floor, wall and window coverings; all office, restaurant, bar, kitchen and laundry fixtures, utensils, appliances and equipment; all supplies, tools and accessories; all storm and screen windows, shutters, doors, decorations, awnings, shades, blinds, signs, trees, shrubbery and other plantings; (ii) all building service fixtures, machinery and equipment of any kind whatsoever; all lighting, heating, ventilating, air conditioning, refrigerating, sprinkling, plumbing, security, irrigating, cleaning, incinerating, waste disposal, communications, alarm, fire prevention and extinguishing systems, fixtures, apparatus, machinery and equipment; all elevators, escalators, lifts, cranes, hoists and platforms; all pipes, conduits, pumps, boilers, tanks, motors, engines, furnaces and compressors; all dynamos, transformers and generators; (iii) all building materials, building machinery and building equipment delivered on site to the Real Estate during the course of, or in connection with any construction or repair or renovation of the Improvements; (iv) all parts, fittings, accessories, accessions, substitutions and replacements therefor and thereof; and (v) all files, books, ledgers, reports and records relating to any of the foregoing;

     (D) Any and all leases, subleases, tenancies, licenses, occupancy agreements or agreements to lease all or any portion of the Real Estate, Improvements, Service Equipment or all or any other portion of the Property and all extensions, renewals, amendments, modifications and replacements thereof, and any options, rights of first refusal or guarantees relating thereto (collectively, the "Leases"); all rents, income, receipts, revenues, security deposits, escrow accounts, reserves, issues, profits, awards and payments of any kind payable under the Leases or otherwise arising from the Real Estate, Improvements, Service Equipment or all or any other portion of the Property including, without limitation, minimum rents, additional rents, percentage rents, parking, maintenance and deficiency rents (collectively, the "Rents"); all of the following personal property to the extent assignable (collectively referred to as the "Contracts"): all accounts, general intangibles and contract rights (including any right to payment thereunder, whether or not earned by performance) of any nature relating to the Real Estate, Improvements, Service Equipment or all or any other portion of the Property or the use, occupancy, maintenance, construction, repair or operation thereof; all management agreements, franchise agreements, utility agreements and deposits, building service contracts, maintenance contracts, construction contracts and architect's agreements; all maps, plans, surveys and specifications; all warranties and guaranties; all permits, licenses and approvals; and all insurance policies, books of account and other documents, of whatever kind or character, relating to the use, construction upon,

                                       Page 2

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occupancy, leasing, sale or operation of the Real Estate, Improvements, Service
Equipment or all or any other portion of the Property;

     (E) Any and all estates, rights, tenements, hereditaments, privileges, easements, reversions, remainders and appurtenances of any kind benefiting or appurtenant to the Real Estate, Improvements or all or any other portion of the Property; all means of access to and from the Real Estate, Improvements or all or any other portion of the Property, whether public or private; all streets, alleys, passages, ways, water courses, water and mineral rights relating to the Real Estate, Improvements or all or any other portion of the Property; all rights of Mortgagor as declarant or unit owner under any declaration of condominium or association applicable to the Real Estate, Improvements or all or any other portion of the Property including, without limitation, all development rights and special declarant rights; and all other claims or demands of Mortgagor, either at law or in equity, in possession or expectancy of, in, or to the Real Estate, Improvements or all or any other portion of the Property (all of the foregoing described in this subsection E herein called the "Appurtenances"); and

     (F) Any and all "proceeds" of any of the above-described Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, which term "proceeds" shall have the meaning given to it in the Uniform Commercial Code, as amended, (the "Code") of the State in which the Real Estate is located (collectively, the "Proceeds") and shall additionally include whatever is received upon the use, lease, sale, exchange, transfer, collection or other utilization or any disposition or conversion of any of the Real Estate, Improvements, Service Equipment, Leases, Rents, Contracts and Appurtenances, voluntary or involuntary, whether cash or non-cash, including, subject to the terms of this Mortgage, proceeds of insurance and condemnation awards, rental or lease payments, accounts, chattel paper, instruments, documents, contract rights, general intangibles, equipment and inventory.

     TO HAVE AND TO HOLD the above granted and conveyed Property unto and to the proper use and benefit of Mortgagee, its successors and assigns, forever, hereby expressly waiving and releasing any and all right, benefit, privilege, advantage or exemption under and by virtue of an and all statutes and laws of the State or other jurisdiction in which the Property is located providing for the exemption of homesteads from sale on execution or otherwise.

     PROVIDED ALWAYS, and these presents are upon the express condition, that if
(i) all the Liabilities are paid and performed in full, (ii) each and every representation, warranty, agreement and covenant of this Mortgage and the Loan Agreement and the Other Documents is complied with and abided by, and (iii) any swap agreements secured hereunder have matured or been terminated, then this Mortgage and the estate hereby created shall cease and be null and void and Mortgagee shall release the lien of this Mortgage at the request and at the sole cost and expense of Mortgagor. Mortgagor shall pay Mortgagee's out-of-pocket costs incurred in connection with such release.

     All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Loan Agreement. To the extent of any inconsistency between the terms hereof and the terms of the Loan Agreement, the terms of the Loan Agreement shall control, except that with respect to the remedies of a mortgagee under the law of the State of Illinois, the terms of this Mortgage shall govern; provided, however, that Mortgagor and Mortgagee expressly agree that no conflict shall be deemed to exist where one document imposes a stricter obligation than another, so long as compliance with the stricter obligation does not make compliance with the less strict obligation impossible.

     The present principal amount of the Obligations secured hereby is $45,000,000; the maximum principal amount, including present and future Liabilities, which may be secured hereby at any one time is $45,000,000, plus interest, plus any disbursements and taxes and insurance on the Property and any

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other sums advanced in accordance with the terms hereof or the Loan Agreement or any of the Other Documents to protect the security of this Mortgage, the Loan Agreement or any of the Other Documents, plus interest on such disbursements and advances at the rates set forth in the Loan Agreement (the "Secured Amount").
For purposes of this Mortgage, so long as the aggregate principal balance of the Liabilities outstanding equals or exceeds the Secured Amount, the amount of the Liabilities secured by this Mortgage shall at all times equal only the Secured Amount. The Secured Amount shall be reduced only by the last and final sums that are repaid with respect to the Liabilities so as to make the aggregate principal balance of the Liabilities equal to an amount less than the Secured Amount, and shall not be reduced by any intervening repayments of the Liabilities.

     AND Mortgagor covenants and agrees with and represents to Mortgagee as follows:

1. FUTURE ADVANCES; PROTECTION OF PROPERTY. This Mortgage shall secure any additional loans as well as any and all present or future advances and readvances under the Loan Agreement or any other Liabilities made by Mortgagee or any Lender to or for the benefit of Mortgagor, Borrowers or the Property, including, without limitation: (a) principal, interest, late charges, fees and other amounts due under the Loan Agreement, the Other Documents or this Mortgage; (b) all advances by Mortgagee to Mortgagor or any other person to pay costs of erection, construction, alteration, repair, restoration, maintenance and completion of any Improvements; (c) all advances made or costs incurred by Mortgagee for the payment of real estate taxes, assessments or other governmental charges, maintenance charges, insurance premiums, appraisal charges, environmental inspection, audit, testing or compliance costs, and costs incurred by Mortgagee for the enforcement and protection of the Property or the lien of this Mortgage; and (d) all legal fees, costs and other expenses incurred by Mortgagee by reason of any default or otherwise in connection with the Liabilities. Mortgagor agrees that if, at any time during the term of this Mortgage or following a foreclosure hereof (whether before or after the entry of a judgment of foreclosure), Mortgagor fails to perform or observe any covenant or obligation under this Mortgage including, without limitation, payment of any of the foregoing, Mortgagee may (but shall not be obligated to) take such steps as are reasonably necessary to remedy any such nonperformance or nonobservance and provide payment thereof. All amounts advanced by Mortgagee shall be added to the amount secured by this Mortgage and the Loan Agreement (and, if advanced after the entry of a judgment of foreclosure, by such judgment of foreclosure), and shall be due and payable on demand, together with interest at the Default Rate set forth in the Note, such interest to be calculated from the date of such advance to the date of repayment thereof.

2.   REPRESENTATIONS, WARRANTIES AND COVENANTS.

     2.1. Payment and Performance. Mortgagor shall (a) pay to Mortgagee all sums required to be paid by Mortgagor under the Loan Agreement and the Other Documents, in accordance with their stated terms and conditions; (b) perform and comply with all terms, conditions and covenants set forth in the Loan Agreement and each of the Other Documents by which Mortgagor is bound; and (c) perform and comply with all of Mortgagor's obligations and duties as landlord under any Leases.

     2.2. Seisin and Warranty. Mortgagor hereby warrants that (a) Mortgagor is seized of an indefeasible estate in fee simple in, and warrants the title to, the Real Estate and the Improvements subject only to those exceptions more particularly described in the marked up title commitment No. 03-04502 issued by Commonwealth Land Title Insurance Company and accepted by Mortgagee in connection with this transaction (the "Permitted Exceptions"); (b) Mortgagor has the right, full power and lawful authority to warrant, mortgage, grant, convey, assign, remise and release the same to Mortgagee in the manner and form set forth herein; and (c) this Mortgage is a valid and enforceable first lien on the Property. Mortgagor hereby covenants that Mortgagor shall (a) preserve such title and the

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validity and priority of the lien of this Mortgage and shall forever warrant and defend the same, subject to the Permitted Exceptions, to Mortgagee against all lawful claims whatsoever; and (b) execute, acknowledge and deliver all such further documents or assurances as may at any time hereafter be required by Mortgagee to protect fully the lien of this Mortgage.

     2.3. Insurance.

          (a) Mortgagor shall obtain and maintain at all times throughout the term of this Mortgage the following insurance: (i) insurance in accordance with the terms of the Loan Agreement; (ii) "All-Risk" fire and extended coverage hazard insurance (non-reporting Commercial Property Policy with Special Cause of Loss form) covering the Property in an aggregate amount not less than 100% of the agreed upon full insurable replacement value of the tangible Property, including coverage for loss of rents or business interruption and excluding roads, foundations, parking areas, walkways and like improvements to the extent customarily excluded from policies being issued by insurers of similarly situated properties; (iii) during the course of any construction, reconstruction, remodeling or repair of any Improvements, builders' all-risk extended coverage insurance (non-reporting Completed Value with Special Cause of Loss form) in amounts based upon the completed replacement value of the Improvements (excluding roads, foundations, parking areas, paths, walkways and like improvements) and endorsed to provide that occupancy by any person shall not void such coverage; and (iv) if the Improvements are required to be insured pursuant to the National Flood Insurance Reform Act of 1994, and the regulations promulgated thereunder, flood insurance in an amount at least equal to the lesser of the agreed upon full insurable replacement value of the Improvements or the maximum limit of coverage available.

          (b) Each insurance policy required under this Section shall: (i) be written by an insurance company authorized or licensed to do business in the state within which the Real Estate is located having an Alfred M. Best Company, Inc. rating of "A-" or higher and a financial size category of not less than IX;
(ii) be for terms of a least one year, with premium prepaid; (iii) be subject to the reasonable approval of Mortgagee as to insurance companies, amounts, content, forms of policies and expiration dates; and (iv) name Mortgagee, its successors and assigns: (1) as an additional insured under all liability insurance policies, and (2) as the first mortgagee, under a standard non-contributory mortgagee clause, on all property insurance policies and all loss of rents or loss of business income insurance policies.

          (c) Mortgagor further agrees that each insurance policy: (i) shall provide at least thirty (30) days' prior written notice to Mortgagee prior to any policy reduction or cancellation for any reason; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; (iii) shall waive all rights of setoff, counterclaim, deduction or subrogation against Mortgagor; and (iv) shall exclude Mortgagee from the operation of any coinsurance clause.

          (d) At least thirty (30) days prior to the expiration of any insurance policy, Mortgagor shall furnish evidence satisfactory to Mortgagee that such policy has been renewed or replaced or is no longer required.

     2.4. Transfer of Title. Except as expressly provided in the Loan Agreement, without the prior written consent of Mortgagee in each instance, Mortgagor shall not cause or permit any transfer of the Property or any part thereof, whether voluntarily, involuntarily (other than by reason of condemnation) or by operation of law, nor shall Mortgagor enter into any agreement or transaction to

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transfer, or accomplish in form or substance a transfer, of the Property. A
"transfer" of the Property includes: (a) the direct or indirect sale, transfer or conveyance of the Property or any portion thereof or interest therein; (b) the execution of an installment sale contract or similar instrument affecting all or any portion of the Property; (c) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, partnership, limited liability company or other business entity, the transfer (whether in one transaction or a series of transactions) of any stock, partnership, limited liability company or other ownership interests in such corporation, partnership, limited liability company or entity other than the transfer of any such interest between or among the members of Mortgagor, or to the estate of its current owner, upon the death of such owner; (d) if Mortgagor, or any general partner or member of Mortgagor, is a corporation, the creation or issuance of new stock by which an aggregate of more than 10% of such corporation's stock shall be vested in a party or parties who are not now stockholders; and (e) an agreement by Mortgagor leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of or the grant of a security interest in and to any Leases.

     2.5. No Encumbrances. Except as permitted in the Loan Agreement and for the Permitted Exceptions, Mortgagor shall not create or permit to exist any mortgage, pledge, lien, security interest (including, without limitation, a purchase money security interest), encumbrance, attachment, levy, distraint or other judicial process on or against the Property or any part thereof (including, without limitation, fixtures and other personalty), whether superior or inferior to the lien of this Mortgage, without the prior written consent of Mortgagee.

     2.6. Removal of Fixtures. Except as permitted in the Loan Agreement, Mortgagor shall not remove or permit to be removed from the Real Estate any fixtures presently or in the future owned by Mortgagor as the term "fixtures" is defined by the law of the state where the Property is located (unless such fixtures have been replaced with similar fixtures of equal or greater utility and value).

     2.7. Compliance with Applicable Laws. Mortgagor agrees to observe, conform and comply, and to cause its tenants to observe, conform and comply in all material respects with all applicable federal, state, county, municipal and other governmental or quasi-governmental laws, rules, regulations, ordinances, codes, requirements, covenants, conditions, orders, licenses, permits, approvals and restrictions, including without limitation, Environmental Laws (as defined below) and the Americans with Disabilities Act of 1990 (collectively, the "Legal Requirements"), now or hereafter affecting all or any part of the Property, its occupancy or the business or operations now or hereafter conducted thereon and the personalty contained therein, within such time as required by such Legal Requirements to the extent the non-observance, non-conformance or non-compliance with the Legal Requirements could have a Material Adverse Effect on Mortgagor. Mortgagor represents and warrants that the Property currently is, in compliance in all material respects with all Legal Requirements applicable to the Property.

     2.8. Damage, Destruction and Condemnation.

          (a) If all or any part of the Property shall be damaged or destroyed, or if title to or the temporary use of the whole or any part of the Property shall be taken or condemned by a competent authority for any public or quasi-public use or purpose, there shall be no abatement or reduction in the amounts payable by Mortgagor under the Loan Agreement and Mortgagor shall continue to be obligated to make such payments.

          (b) If all or any part of the Property is partially or totally damaged or destroyed, Mortgagor shall give prompt notice thereof to Mortgagee, and Mortgagee may make proof of loss if not made promptly by Mortgagor. Mortgagor hereby authorizes and directs any affected insurance company

                                       Page 6

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to make payment in excess of $100,000 under such insurance, including return of unearned premiums, to Mortgagee instead of to Mortgagor and Mortgagee jointly, and Mortgagor appoints Mortgagee as Mortgagor's attorney-in-fact to endorse any draft thereof, which appointment, being for security, is coupled with an interest and irrevocable. Mortgagee is hereby authorized and empowered by Mortgagor to settle, adjust or compromise, any claim for loss, damage or destruction to the Property if Mortgagor does not promptly settle, adjust or compromise such claim. Mortgagor shall have no claim against the insurance proceeds, or be entitled to any portion thereof, and all rights to the insurance proceeds are hereby assigned to Mortgagee as security for payment of the Liabilities. Mortgagee shall pay or apply all or any part of the insurance proceeds in accordance with the terms of the Loan Agreement.

          (c) Promptly upon obtaining knowledge of the institution of any proceeding for the condemnation of all or any part of the Property, Mortgagor shall give notice to Mortgagee. Mortgagor shall, at its sole cost and expense, diligently prosecute any such proceeding and shall consult with Mortgagee, its attorneys and experts, and shall cooperate with it in the defense of any such proceeding. Mortgagee may participate in any such proceeding and Mortgagor shall from time to time deliver to Mortgagee all instruments requested by it to permit such participation. Mortgagor shall not, without Mortgagee's prior written consent, enter into any agreement (i) for the taking or conveyance in lieu thereof of all or any part of the Property, or (ii) to compromise, settle or adjust any such proceeding. All awards and proceeds of condemnation in excess of $100,000 are hereby assigned to Mortgagee, and Mortgagor, upon request by Mortgagee, agrees to make, execute and deliver any additional assignments or documents necessary from time to time to enable Mortgagee to collect the same. Such awards and proceeds shall be paid or applied by Mortgagee, in its sole discretion, to: (i) Obligations, in such order as Mortgagee shall determine, in its sole discretion; (ii) restoration, replacement or repair of the Property subject to such conditions as Mortgagee determines to be appropriate and as are customarily imposed by institutional lenders for similar properties; or (iii) Mortgagor.

          (d) Nothing herein shall relieve Mortgagor of its duty to repair, restore, rebuild or replace the Property following damage or destruction or partial condemnation if no or inadequate insurance proceeds or condemnation awards are available to defray the cost of repair, restoration, rebuilding or replacement.

     2.9. Required Notices. Mortgagor shall notify Mortgagee within five (5) days of: (a) receipt of any notice from any governmental or quasi-governmental authority relating to the structure, use or occupancy of the Property or alleging a violation of any Legal Requirement; (b) a substantial change in the occupancy or use of all or any part of the Property; (c) receipt of any default notice from the holder of any lien or security interest in all or any part of the Property; (d) commencement of any litigation that could have a Material Adverse Effect on Mortgagor or the value of the Property; (e) a pending or threatened condemnation of all or any part of the Property; (f) a fire or other casualty causing damage in excess of $10,000 to all or any part of the Property;
(g) receipt of any notice with regard to any Release of Hazardous Substances (as such terms are defined below) or any other environmental matter which could have a Material Adverse Effect on the Property or Mortgagor's interest therein; (h) receipt of any request for information, demand letter or notification of potential liability from any entity relating to potential responsibility for investigation or clean-up of Hazardous Substances on the Property or at any other site owned or operated by Mortgagor; (i) receipt of any notice from any tenant of all or any part of the Property alleging a default, failure to perform or any right to terminate its lease or to set-off rents; or (j) receipt of any notice of the imposition of, or of threatened or actual execution on, any lien on or security interest in all or any part of the Property.

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3.   SECURITY AGREEMENT. This Mortgage constitutes a financing statement filed as a fixture filing in the County Recorder's Office (the "Official Records") in which the Real Estate is situated with respect to any and all fixtures included within the term "Property" as used herein, and with respect to any goods or other personal property that may now be or hereafter become such fixtures. For purposes of such financing statement, Mortgagor is the "debtor" and Mortgagee is the "secured party", and their respective mailing addresses are those set out in this Mortgage. Mortgagor hereby grants to Mortgagee a security interest in the personal and other property (other than real property) included in the Property, and all replacements of, substitutions for, and additions to, such property, and the proceeds thereof.

Mortgagor shall, at Mortgagor's own expense, execute, deliver, file and refile any financing or continuation statements or other security agreements Mortgagee may reasonably require from time to time to perfect, confirm or maintain the lien of this Mortgage with respect to such property. A photocopy of an executed financing statement shall be effective as an original. Without limiting the foregoing, if Mortgagor fails to execute, deliver and file such instruments within ten (10) days after written demand by Mortgagee, Mortgagor hereby irrevocably appoints Mortgagee attorney-in-fact for Mortgagor to execute, deliver and file such instruments for or on behalf of Mortgagor at Mortgagor's expense, which appointment, being for security, is coupled with an interest and shall be irrevocable.

4.   ASSIGNMENT OF LEASES.

     4.1. Mortgagor hereby absolutely, presently and unconditionally conveys, transfers and assigns to Mortgagee all of Mortgagor's right, title and interest, now existing or hereafter arising, in and to the Leases and Rents. Notwithstanding that this assignment is effective immediately, so long as no Event of Default exists, Mortgagor shall have the privilege under a revocable license granted hereby to operate and manage the Property and to collect, as they become due, but not prior to accrual, the Rents. Mortgagor shall receive and hold such Rents in trust as a fund to be applied, and Mortgagor hereby covenants and agrees that such Rents shall be so applied, first to the operation, maintenance and repair of the Property and the payment of interest, principal and other sums becoming due under the Liabilities, before retaining and/or disbursing any part of the Rents for any other purpose. The license herein granted to Mortgagor shall automatically, without notice or any other action by Mortgagee, terminate upon the occurrence of an Event of Default, and all Rents subsequently collected or received by Mortgagor shall be held in trust by Mortgagor for the sole and exclusive benefit of Mortgagee. Nothing contained in this Section 4.1, and no collection by Mortgagee of Rents, shall be construed as imposing on Mortgagee any of the obligations of the lessor under the Leases.

     4.2. Mortgagor shall timely perform all of its obligations under the Leases. Mortgagor represents and warrants that: (a) Mortgagor has title to and full right to assign presently, absolutely and unconditionally the Leases and Rents; (b) no other assignment of any interest in any of the Leases or Rents has been made; (c) there are no leases or agreements to lease all or any portion of the Property now in effect except the Leases, true and complete copies of which have been furnished to Mortgagee, and no written or oral modifications have been made thereto; (d) there is no existing default by Mortgagor or by any tenant under any of the Leases, nor has any event occurred which due to the passage of time, the giving or failure to give notice, or both, would constitute a default under any of the Leases and, to the best of Mortgagor's knowledge, no tenant has any defenses, set-offs or counterclaims against Mortgagor; (e) the Leases are in full force and effect; and (f) Mortgagor has not accepted Rent under any Lease more than thirty (30) days in advance of its accrual, and payment thereof has not otherwise been forgiven, discounted or compromised.

5. DECLARATION OF NO OFFSET. Mortgagor represents to Mortgagee that Mortgagor has no knowledge of any offsets, counterclaims or defenses to the Liabilities either at law or in equity. Mortgagor shall, within ten (10) days after written request, furnish to Mortgagee or Mortgagee's designee a written statement in form reasonably satisfactory to Mortgagee stating the amount due under the Liabilities and whether, to Mortgagor's knowledge, there are offsets or defenses against the same, and if so, the nature and extent thereof.

6.   ENVIRONMENTAL MATTERS.

     6.1. Definitions. As used herein, "Environmental Laws" shall mean all applicable existing or future federal, state and local statutes, ordinances, regulations, rules, executive orders, standards and requirements, including the requirements imposed by common law, concerning or relating to industrial hygiene and the protection of health and the environment including but not limited to: (a) those relating to the generation, manufacture, storage, transportation, disposal, release, emission or discharge of Hazardous Substances (as hereinafter defined); (b) those in connection with the construction, fuel supply, power generation and transmission, waste disposal or any other operations or processes relating to the Property; and (c) those relating to the atmosphere, soil, surface and ground water, wetlands, stream sediments and vegetation on, under, in or about the Property. Any terms mentioned herein which are defined in any Environmental Law shall have the meanings ascribed to such terms in said laws; provided, however, that if any of such laws are amended so as to broaden any term defined therein, such broader meaning shall apply subsequent to the effective date of such amendment.

     6.2. Representations, Warranties and Covenants. Except as disclosed in the Phase I environmental report prepared by URS Corporation, Mortgagor represents, warrants, covenants and agrees as follows:

          (a) To Mortgagor's knowledge, neither Mortgagor nor the Property or any occupant thereof is in violation of or subject to any existing, pending or threatened investigation or inquiry by any governmental authority pertaining to any Environmental Law. Mortgagor shall not cause or permit the Property to be in violation in any material respect of, or do anything which would subject the Property to any remedial obligations under, any Environmental Law, and shall promptly notify Mortgagee in writing of any existing, pending or threatened investigation or inquiry of which Mortgagor has knowledge by any governmental authority in connection with any Environmental Law. In addition, Mortgagor shall provide Mortgagee with copies of any and all material written communications with any governmental authority in connection with any violation of any Environmental Law, concurrently with Mortgagor's giving or promptly after Mortgagor's receiving of same.

          (b) There are no visible signs of any release, spill, discharge, leak, disposal or emission (individually a "Release" and collectively, "Releases") of any Hazardous Material, Hazardous Substance or Hazardous Waste, including gasoline, petroleum products, explosives, toxic substances, solid wastes and radioactive materials (collectively, "Hazardous Substances") at, upon, under or within the Property. During the term of this Mortgage, to the extent required by any Environmental Laws, Mortgagor shall remove or remediate any Release at the Property promptly upon discovery at its sole cost and expense.

          (c) To Mortgagor's knowledge, the Property has never been used by the previous owners and/or operators nor has or will be used by Mortgagor during the term of this Mortgage to refine, produce, store, handle, transfer, process, transport, generate, manufacture, heat, treat, recycle or dispose of Hazardous Substances, except for such quantities as are handled in accordance with applicable manufacturers' instructions and Environmental Laws and in proper storage containers as are necessary for the operation of the commercial business of Mortgagor or its tenants ("Permitted Substances").

          (d) The Property: (i) is being and has been operated by Mortgagor in compliance in all material respects with all Environmental Laws, and all permits required thereunder have been obtained and complied with in all material respects; and (ii) does not have any Hazardous Substances present excepting Permitted Substances.

          (e) Mortgagor will and will cause its tenants to operate the Property in compliance in all material respects with all Environmental Laws and, other than Permitted Substances, will not place or permit to be placed any Hazardous Substances on the Property.

          (f) During Mortgagor's period of ownership of the Real Estate, and to Mortgagor's knowledge prior thereto, no lien has been attached to or threatened to be imposed upon the Property, and, to Mortgagor's knowledge, there is no basis for the imposition of any such lien based on any governmental action under Environmental Laws. In the event that any environmental lien is filed against the Property, Mortgagor shall, within (30) days from the date that the Mortgagor is given notice of such lien (or within such shorter period of time as is appropriate in the event that steps have commenced to have the Property sold), either: (i) pay the claim and remove the lien from the Property; or (ii) furnish a cash deposit, bond or other security reasonably satisfactory in form and substance to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

     6.3. Right to Inspect and Cure. To the extent provided in the Loan Agreement, Mortgagee shall have the right to conduct or have conducted by its agents or contractors such environmental inspections, audits and tests as Mortgagee shall deem necessary or advisable from time to time at the sole cost and expense of Mortgagor.

7. EVENTS OF DEFAULT. Each of the following shall constitute a default (each, an "Event of Default") hereunder:

     7.1. Non-payment when due of any sum required to be paid to Mortgagee under the Loan Agreement or any of the Other Documents, including without limitation, principal and interest;

     7.2. A breach by Mortgagor of any other term, covenant, condition, obligation or agreement under this Mortgage, and the continuance of such breach for a period of thirty (30) days after written notice thereof shall have been given to Mortgagor; or

     7.3. An Event of Default under the Loan Agreement or any of the Other Documents;

8. REMEDIES. If an Event of Default shall have occurred, Mortgagee may take any of the following actions:

     8.1. Acceleration. Mortgagee may exercise all rights and remedies under the Loan Agreement.

     8.2. Possession. Mortgagee may enter upon and take possession of the Property, with or without legal action, lease the Property, collect therefrom all rentals and, after deducting all out-of-pocket costs of collection and administration expense, apply the net rentals to any one or more of the following items in such manner and in such order of priority as Mortgagee, in Mortgagee's sole discretion, may elect: the payment of any sums due under any prior lien, taxes, water and sewer rents, charges and claims, insurance premiums and all other carrying charges, to the maintenance, repair or restoration of the Property, or on account of the Liabilities. Mortgagee is given full authority to do any act which Mortgagor could do in connection with the management and operation of the Property. This covenant is effective either with or without any action brought to foreclose this Mortgage and without applying for a receiver of such rents. In addition to the foregoing, upon the occurrence of an Event of Default, Mortgagor shall pay monthly in advance to Mortgagee or to any receiver appointed to collect said rents the fair and reasonable rental value for Mortgagor's use and occupation of the Property, and upon default in any such payment Mortgagor shall vacate and surrender the possession of the Property to Mortgagee or to such receiver. If Mortgagor does not vacate and surrender the Property then Mortgagor may be evicted by summary proceedings.

     8.3. Foreclosure. Mortgagee may institute any one or more actions of mortgage foreclosure against all or any part of the Property, or take such other action at law, equity or by contract for the enforcement of this Mortgage and realization on the security herein or elsewhere provided for, as the law may allow, and may proceed therein to final judgment and execution for the entire unpaid balance of the Liabilities. The unpaid balance of any judgment shall bear interest at the greater of (a) the statutory rate provided for judgments, or (b) the Default Rate. Without limiting the foregoing, Mortgagee may foreclose this Mortgage and exercise its rights as a secured party for all or any portion of the Liabilities which are then due and payable, subject to the continuing lien of this Mortgage for the balance not then due and payable. In case of any sale of the Property by judicial proceedings, the Property may be sold in one parcel or in such parcels, manner or order as Mortgagee in its sole discretion may elect. Mortgagor, for itself and anyone claiming by, through or under it, hereby agrees that Mortgagee shall in no manner, in law or in equity, be limited, except as herein provided, in the exercise of its rights in the Property or in any other security hereunder or otherwise appertaining to the Liabilities or any other obligation secured by this Mortgage, whether by any statute, rule or precedent which may otherwise require said security to be marshalled in any manner and Mortgagor, for itself and others as aforesaid, hereby expressly waives and releases any right to or benefit thereof. The failure to make any tenant a defendant to a foreclosure proceeding shall not be asserted by Mortgagor as a defense in any proceeding instituted by Mortgagee to collect the Liabilities or any deficiency remaining unpaid after the foreclosure sale of the Property.

     8.4. Appointment of Receiver. Upon the occurrence of an Event of Default, Mortgagee, as a matter of right and without regard to the then value of the Mortgaged Premises or the adequacy of any security for the Liabilities, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers for the Property, and Mortgagor hereby irrevocably consents to such appointment. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of Mortgagee in case of entry as provided herein. Mortgagor agrees to promptly deliver to any such receiver all Leases, Rents, Contracts, documents, financial data and other information requested by such receiver in connection with the Property and, without limiting the foregoing, Mortgagor hereby authorizes Mortgagee to deliver to any such receiver any or all of the Leases, Rents, Contracts, documents, data and information in Mortgagee's possession relating to the Property.

     8.5. Rights as a Secured Party. Mortgagee shall have, in addition to other rights and remedies available at law or in equity, the rights and remedies of a secured party under the Code. Mortgagee may elect to foreclose such of the Property as then comprise fixtures pursuant either to the law applicable to foreclosure of an interest in real estate or to that applicable to personal property under the Code. To the extent permitted by law, Mortgagor waives the right to any stay of execution and the benefit of all exemption laws now or hereafter in effect.

     8.6. Excess Monies. Mortgagee may apply on account of the Liabilities any unexpended monies still retained by Mortgagee that were paid by Mortgagor to
Mortgagee: (a) for the payment of, or as security for the payment of taxes, assessments or other governmental charges, insurance premiums, or any other charges; or (b) to secure the performance of some act by Mortgagor.

     8.7. Other Remedies. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, as they become due, without regard to whether or not any other Liabilities shall be due, and without prejudice to the right of Mortgagee thereafter to bring an action of mortgage foreclosure, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced. In addition, Mortgagee shall have the right to set-off all or any part of any amount due by Mortgagor to Mortgagee under any of the Liabilities, against any indebtedness, liabilities or obligations owing by Mortgagee in any capacity to Mortgagor, including any obligation to disburse to Mortgagor any funds or other property on deposit with or otherwise in the possession, control or custody of Mortgagee.

     8.8. Attorney-In-Fact. Mortgagor hereby constitutes Mortgagee its attorney-in-fact with full power of substitution to take possession of the Property upon any Event of Default and, as Mortgagee in its sole discretion deems necessary or proper, to execute and deliver all instruments required by Mortgagee to accomplish the disposition of the Property; this power of attorney is a power coupled with an interest and is irrevocable while any of the Liabilities are outstanding.

     8.9. Waiver. Mortgagor waives, to the extent permitted by law, (a) the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any portion of the Property, (b) all rights of reinstatement, redemption, valuation, appraisement, homestead, moratorium, exemption, extension, stay of execution, notice of election to mature or declare due the whole of the Liabilities in the event of foreclosure of the liens hereby created, (c) all rights and remedies which Mortgagor may have or be able to assert by reason of the laws of the State of Illinois pertaining to the rights and remedies of sureties, and (d) any rights, legal or equitable, to require marshaling of assets or to require foreclosure sales in a particular order. Without limiting the generality of the preceding sentence, Mortgagor, on its own behalf and on behalf of each and every person acquiring any interest in or title to the Property subsequent to the date of this Mortgage, hereby irrevocably waives, to the extent permitted by law, any and all rights of reinstatement or redemption from sale or from or under any order, judgment or decree of foreclosure of this Mortgage or under any sale pursuant to any statute order decree or judgment of any court. Mortgagor, for itself and for all persons hereafter claiming through or under it or who may at any time hereafter become holders of liens junior to the lien of this Mortgage, hereby expressly waives and releases all rights to direct the order in which any of the Property shall be sold in the event of any sale or sales pursuant hereto and to have any of the Property and/or any other property now or hereafter constituting security for any of the indebtedness secured hereby marshaled upon any foreclosure of this Mortgage or of any other security for any of said indebtedness. Mortgagee shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Mortgagee shall have the right to determine the order in which any or all portions of the Liabilities are satisfied from the proceeds realized upon the exercise of the remedies provided herein.

     8.10. No Liability on Mortgagee. Notwithstanding anything contained in this Mortgage, Mortgagee shall not be obligated to perform or discharge, and does not undertake to perform or discharge, any obligation, duty or liability of the Mortgagor, whether under this Mortgage, under any of the Leases, under any Contract or under any other Property, and the Mortgagor shall and does hereby agree to indemnify against and hold Mortgagee harmless of and from: any and all liabilities, losses or damages which Mortgagee may incur or pay under or with respect to any of the Property or under or by reason of its exercise of rights hereunder; and any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants or agreements contained in any of the Property or in any of the contracts, documents or instruments evidencing or creating any of the Property. Mortgagee shall not have responsibility for the control, care, management or repair of the Property or be responsible or liable for any negligence in the management, operation, upkeep, repair or control of the Property resulting in loss, injury or death to any tenant, licensee, employee, stranger or other person. No liability shall be enforced or asserted against Mortgagee in its exercise of the powers herein granted to it, and Mortgagor expressly waives and releases any such liability. Should Mortgagee incur any such liability, loss or damage under any of the Leases or under or by reason hereof, or in the defense of any claims or demands, Mortgagor agrees to reimburse Mortgagee within ten (10) days after demand for the full amount thereof, including costs, expenses and reasonable attorneys' fees. Notwithstanding the foregoing, Mortgagee shall not be released of liability nor entitled to be indemnified by Mortgagor for any liability, loss or damage to the extent arising from any act or omission of Mortgagee after Mortgagee takes physical possession of the Property or becomes owner of the Property.

9.   MISCELLANEOUS.

     9.1. Notices. All notices and communications under this Mortgage shall be in writing and shall be given by either (a) hand-delivery, (b) first class mail (postage prepaid), or (c) reliable overnight commercial courier (charges prepaid), to the addresses listed in the preamble of this Mortgage. Notice shall be deemed to have been given and received: (a) if by hand delivery, upon delivery; (b) if by mail, three (3) business days after the date first deposited in the United States mail; and (c) if by overnight courier, on the date scheduled for delivery. A party may change its address by giving written notice to the other party as specified herein.

     9.2. No Property Manager Lien. Any property management agreement for or relating to all or any part of the Property, whether now in effect or entered into hereafter by Mortgagor or on behalf of Mortgagor, shall contain a subordination provision whereby the property manager forever and unconditionally subordinates to the lien of this Mortgage any and all mechanic's lien rights and claims that it or anyone claiming through or under it may have at any time pursuant to any statute or law, including, without limitation, Illinois Compiled Statutes, Chapter 770, Section 60/1. Such property management agreement or a short form thereof, including such subordination, shall, at Mortgagee's request, be recorded with the office of the recorder of deeds for the county in which the Property are located. Mortgagor's failure to cause any of the foregoing to occur shall constitute an Event of Default under this Mortgage.

     9.3. Remedies Cumulative. The rights and remedies of Mortgagee as provided in this Mortgage, in the Loan Agreement or in any Other Document shall be cumulative and concurrent, may be pursued separately, successively or together, may be exercised as often as occasion therefor shall arise, and shall be in addition to any other rights or remedies conferred upon Mortgagee at law or in equity. The failure, at any one or more times, of Mortgagee to assert the right to declare the Liabilities due, grant any extension of time for payment of the Liabilities, take other or additional security for the payment thereof, release any security, change any of the terms of the Loan Agreement or any of the Other Documents, or waive or fail to exercise any right or remedy under the Loan Agreement or any Other Document shall not in any way affect this Mortgage or the rights of Mortgagee.

     9.4. No Implied Waiver. Mortgagee shall not be deemed to have modified or waived any of its rights or remedies hereunder unless such modification or waiver is in writing and signed by Mortgagee, and then only to the extent specifically set forth therein. A waiver in one event shall not be construed as continuing or as a waiver of or bar to such right or remedy on a subsequent event.

     9.5. Partial Invalidity. The invalidity or unenforceability of any one or more provisions of this Mortgage shall not render any other provision invalid or unenforceable. In lieu of any invalid or unenforceable provision, there shall be added automatically a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

     9.6. Binding Effect. The covenants, conditions, waivers, releases and agreements contained in this Mortgage shall bind, and the benefits thereof shall inure to, the parties hereto and their respective heirs, executors, administrators, successors and assigns and are intended and shall be held to be real covenants running with the land; provided, however, that, except in connection with a transfer expressly permitted by the Loan Agreement or consented to in writing by Mortgagee, this Mortgage cannot be assigned by Mortgagor without the prior written consent of Mortgagee, and any such assignment or attempted assignment by Mortgagor shall be void and of no effect with respect to Mortgagee.

     9.7. Modifications. This Mortgage may not be supplemented, extended, modified or terminated except by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     9.8. Governing Law. This Mortgage shall be governed, construed, interpreted and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to principles of conflicts of law, except as to matters relating to the creation, perfection and enforcement of the liens on and security interests in the Property (including, without limitation, requests for injunctive relief or appointment of a receiver) which shall be governed by the laws of the state where the Property is located.

     9.9. Non-Merger. In the event Mortgagee shall acquire title to the Property by conveyance from Mortgagor or as a result of foreclosure, this Mortgage shall not merge in the fee estate of the Property but shall remain and continue as an existing and enforceable lien for the Liabilities secured hereby until the same shall be released of record by Mortgagee in writing.

10.  STATE SPECIFIC PROVISIONS

     10.1. Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Article and the other terms and conditions of this Mortgage, the terms and conditions of this Article shall control and be binding.

     10.2. Fixture Filing. Mortgagor covenants and agrees that the filing of this Mortgage in the Official Records of the County where the Property is located shall also operate from the date of such filing as a fixture filing in accordance with Section 9-502 of the Illinois Code.

     10.3. Insurance. Mortgagor is hereby notified pursuant to 815 ILCS 180/1 et. seq. as follows:

           Unless Mortgagor provided Mortgagee with evidence of the insurance coverage required by this Mortgage, Mortgagee may purchase insurance at Mortgagor's expense to protect Mortgagee's interests in the collateral. This insurance may, but need not, protect Mortgagor's interests. The coverage that is purchased may not pay any claim that Mortgagor asserts or any claim that is made against Mortgagor in connection with the collateral. Mortgagor may later cancel any insurance purchased hereunder, but only after providing Mortgagee with evidence that the insurance required under Section 2.3 of this Mortgage has been purchased. If Mortgagee purchases insurance for the collateral, Mortgagor will be responsible for the costs of that insurance, including interest and any other charges imposed in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance. The costs of the insurance may be added to the total Liabilities. Notwithstanding the foregoing, in the event that Mortgagor fails to maintain insurance in accordance with Section 2.3. of this Mortgage, and Mortgagee elects to obtain insurance to protect its interests hereunder, Mortgagee may obtain insurance in any amount and of any type Mortgagee deems appropriate to protect Mortgagee's interest only and Mortgagee shall have no duty or obligation to Mortgagor to maintain insurance in any greater amount or of any other type for the benefit of Mortgagor. All insurance premiums incurred or paid by Mortgagee shall be at Mortgagor's sole cost and expense in accordance with Section 1 hereof. Mortgagee's election to obtain insurance shall not be deemed to waive any Event of Default (as hereinafter defined) hereunder.

     10.4. Statutory Construction. Mortgagor, on behalf of itself and all persons now or hereafter interested in the Property, voluntarily and knowingly hereby: acknowledges that the transaction of which this Mortgage is a part is a transaction which does not include either agricultural real estate (as defined in the Illinois Mortgage Foreclosure Law, Illinois Compiled Statutes ("ILCS") Chapter 735, Section 5/15-1101 et seq., herein the "Act"), or residential real estate (as defined in the Act).

     10.5. Compliance with Mortgage Foreclosure Law.

           (a) If any provision of this Mortgage is inconsistent with any applicable provision of the Act (as defined above), the provisions of the Act shall take precedence over the provisions of this Mortgage, but shall not invalidate or render unenforceable any other provision of this Mortgage that can fairly be construed in a manner consistent with the Act.

           (b) Without in any way limiting or restricting any of the Mortgagee's rights, remedies, powers and authorities under this Mortgage, and in addition to all of such rights, remedies, powers, and authorities, Mortgagee shall also have and may exercise any and all rights, remedies, powers and authorities which the holder of a mortgage is permitted to have or exercise under the provisions of the Act, as the same may be amended from time to time. If any provision of this Mortgage shall grant to Mortgagee any rights, remedies, powers or authorities upon default of Mortgagor which are more limited than the rights that would otherwise be vested in Mortgagee under the Act in the absence of said provision, Mortgagee shall be vested with all of the rights, remedies, powers and authorities granted in the Act to the fullest extent permitted by law.

           (c) Without limiting the generality of the foregoing, all expenses incurred by Mortgagee, to the extent reimbursable, under Sections 5/15-1510, 5/15-1512, or any other provision of the Act, whether incurred before or after any decree or judgment of foreclosure, and whether or not enumerated in any other provision of this Mortgage, shall be added to the indebtedness secured by this Mortgage and by the judgment of foreclosure.

     10.6. Business Loan Mortgagor stipulates, represents, warrants, affirms and agrees that each of the loans and other credit obligations secured hereby are constitute a "business loan" within the meaning of Sections 205/4(a) or (c) of Chapter 815 of the ILCS, as amended.

     10.7. Mortgagee in Possession. In addition to any provision of this Mortgage authorizing Mortgagee to take or be placed in possession of the Property, or for the appointment of a receiver, Mortgagee shall have the right, in accordance with Sections 15-1701 and 15-1702 of the Act, to be placed in possession Property or at its request to have a receiver appointed, and such receiver, or Mortgagee, if and when placed in possession, shall have, in addition to any other powers provided in this Mortgage, all powers, immunities, and duties as provided for in this Sections 15-1701 and 15-1703 of the Act.

     10.8. Protective Advances.

                (i) All advances, disbursements and expenditures made by Mortgagee before and during a foreclosure of this Mortgage, and before and after judgment of foreclosure therein, and at any time prior to sale of the Property, and, where applicable, after sale of the Property, and during the pendency of any related proceedings, for the following purposes, in addition to those otherwise authorized by this Mortgage or by the Act (collectively "Protective Advances") shall have the benefit of all applicable provisions of the Act, including those provisions of the Act hereinbelow referred to:

                      (a) all advances by Mortgagee in accordance with the terms of this Mortgage to: (1) preserve or maintain, repair, restore or rebuild the Improvements upon the Property; (2) preserve the lien of this Mortgage or the priority thereof; or (3) enforce this Mortgage, as referred to in Subsection
(b)(5) of Section 15-1302 of the Act;

                      (b) payments by Mortgagee of: (1) when due installments of principal, interest or other obligations in accordance with the terms of any prior lien or encumbrance; (2) when due installments of real estate taxes and assessments, general and special and all other taxes and assessments of any kind or nature whatsoever which are assessed or imposed upon the Property or any part thereof; (3) other obligations authorized by Mortgagee in accordance with the terms of this Mortgage; or (4) with court approval, any other amounts in connection with other liens, encumbrances or interests reasonably necessary to preserve the status of title, as referred to in Section 15-1505 of the Act;

                      (c) advances by Mortgagee in settlement or compromise of any claims asserted by claimants under any prior liens;

                      (d) reasonable attorneys' fees and other costs incurred:
(1) in connection with the foreclosure of this Mortgage as referred to in Sections 15-1504(d)(2) and 15-1510 of the Act; (2) in connection with any action, suit or proceeding brought by or against Mortgagee for the enforcement of this Mortgage or arising from the interest of Mortgagee hereunder; or (3) in the preparation for the commencement or defense of any such foreclosure or other action related to this Mortgage or the Property;

                      (e) Mortgagee's reasonable fees and costs, including attorneys' fees, arising between the entry of judgment of foreclosure and the confirmation hearing as referred to in Subsection (b)(1) of Section 15-1508 of the Act;

                      (f) expenses deductible from proceeds of sale as referred to in subsections (a) and (b) of Section 15-1512 of the Act; and

                      (g) expenses incurred and expenditures made by Mortgagee for any one or more of the following: (1) if the Property or any portion thereof constitutes one or more units under a condominium declaration, assessments imposed upon the unit owner thereof which are required to be paid; (2) if Mortgagee's interest in the Property is a leasehold estate under a lease or sublease, rentals or other payments required to be made by the lessee under the terms of the lease or sublease; (3) premiums for casualty and liability insurance paid by Mortgagee whether or not Mortgagee or a receiver is in possession, if reasonably required, in reasonable amounts, and all renewals thereof, without regard to the limitation to maintaining of existing insurance in effect at the time any receiver or Mortgagee takes possession of the Mortgaged Property imposed by Subsection (c)(1) of Section 15-1704 of the Act;
(4) repair or restoration of damage or destruction in excess of available insurance proceeds or condemnation awards; (5) payments required or deemed by Mortgagee to be for the benefit of the Property or required to be made by the owner of the Property under any grant or declaration of easement, easement agreement, agreement with any adjoining land owners or instruments creating covenants or restrictions for the benefit of or affecting the Property; (6) shared or common expense assessments payable to any association or corporation in which the owner of the Property is a member in any way affecting the Property; (7) if the loan secured hereby is a construction loan, costs incurred by Mortgagee for demolition, preparation for and completion of construction, as may be authorized by the applicable commitment, Trust Indenture or other agreement; (8) pursuant to any lease or other agreement for occupancy of the Improvements for amounts required to be paid by Mortgagor; and (9) if this Mortgage is insured, payments of FHA or private mortgage insurance required to keep insurance in force;

                (ii) All Protective Advances shall be additional Liabilities secured by this Mortgage, and shall become immediately due and payable without notice and with interest thereon from the date of the advance thereof, or if later, the date of any notice required under the Mortgage, until paid at the rate due and payable under the Loan Agreement after an Event of Default;

                (iii) This Mortgage shall be a lien for all Protective Advances as to subsequent purchasers and judgment creditors from the time this Mortgage is recorded pursuant to Subsection (b) of Section 15-1302 of the Act;

                (iv) All Protective Advances shall, except to the extent, if any, that any of the same is clearly contrary to or inconsistent with the provisions of the Act, apply to and be included in:

                      (A) determination of the amount of the Liabilities secured by this Mortgage at any time;

                      (B) the Liabilities found due and owing pursuant to this Mortgage in the judgment of foreclosure and any subsequent supplemental judgments, orders, adjudications or findings by the court of any additional Liabilities becoming due after such entry of judgment, it being agreed that in any foreclosure judgment, the court may reserve jurisdiction for such purpose;

                      (C) if right of redemption has not been waived by Mortgagor in this Mortgage, computation of amount required to redeem, pursuant to Subsections (d)(2) and (e) of Section 15-1603 of the Act;

                      (D) determination of the amount deductible from sale proceeds pursuant to Section 15-1512 of the Act;

                      (E) application of income in the hands of any receiver or mortgagee in possession; and

                      (F) computation of any deficiency judgment pursuant to Subsections (b)(2) and (e) of Section 15-1508 and Section 15-1511 of the Act.

     10.9. Revolving Credit. The definition of "revolving credit" contained in 815 ILCS 205/4 of the Act, shall apply to this Mortgage. The lien of this Mortgage shall secure all advances made pursuant to the terms of the Loan Agreement as if such future advances were made on the date of execution of this Mortgage. Although there may be no indebtedness outstanding on the Notes at the time any such advance is made, the lien of this Mortgage, as to third persons without actual notice thereof, shall be valid as to all such indebtedness and future advances from the time this Mortgage is filed for record in the office of the DuPage County Recorder of Deeds. The total amount of the indebtedness evidenced by the Notes and secured by this Mortgage may increase or decrease from time to time but the unpaid balance so secured at any one time shall not exceed a maximum principal amount of Forty-Five Million and No/100 Dollars ($45,000,000.00) including interest thereon and any disbursements made for the payment of taxes, special assessments, insurance or other disbursements made pursuant to the terms of this Mortgage.

     IN WITNESS WHEREOF, Mortgagor, intending to be legally bound, has duly executed and delivered this Mortgage as of the day and year first above written.


                                        MORTGAGOR:
                                        WINCUP HOLDINGS, INC.

WITNESS:                                By: By: /s/ R. Radcliffe Hastings
                                                -------------------------
                                            Name: R. Radcliffe Hastings
                                            Title: Sr. Vice President


/s/ David R. Augustin
----------------------------------
Name: David R. Augustin

COMMONWEALTH OF PENNSYLVANIA  )
                              )   SS.
COUNTY OF PHILADELPHIA        )



     I, CELESTE M. HEUBERGER, a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that R. Radcliffe Hastings personally known to me to be the Sr. Vice President of WINCUP HOLDINGS INC. and personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that as such Vice President, he signed and delivered the said instrument and caused the seal of said entity be affixed thereto, pursuant to authority given to him by the by-laws of such entity as his free and voluntary act, for the uses and purposes therein set forth.

     GIVEN under my hand and official seal this 5th day of March, 2003.



                                        /s/ Celeste M. Heuberger
                                        -------------------------
                                              Notary Public


Commission expires _________, ____.               [SEAL]

              NOTARIAL SEAL
   CELESTE M. HEUBERGER, Notary Public
   City of Philadelphia, Phila. County
 My Commission Expires September 8, 2005

                              [SCHEDULE A OMITTED]